EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

Contact:	Emanuel N. Hilario, Vice President & Chief Financial Officer, 312-466-3966 Angelo and Maxie’s, Inc.

Angelo and Maxie’s Announces Completion of Sale of Three Steakhouses and Provides Update on Proposed Sale

CHICAGO, January 15, 2004—Angelo and Maxie’s, Inc. (OTCBB: AGMX) announced today that it has completed the previously announced sale of three of its steakhouses located in Midtown Manhattan, New York, Reston, Virginia, and Washington, D.C., to McCormick and Schmick Restaurant Corp., a large national restaurant operator.  Each of the three steakhouses is to be converted to one of the purchaser’s concepts during the first half of 2004.  Pursuant to the purchase agreement, the Company received $5,350,000 in cash subject to certain adjustments for current assets and current liabilities.

The Company continues to focus on the sale of the Angelo and Maxie’s steakhouse concept and its two remaining operating units.  Previously, the Company announced that its Board of Directors had approved the proposed sale of the two remaining Angelo and Maxie’s steakhouses.  No assurances can be given as to whether or when a transaction can be consummated.

Headquartered in Chicago, Angelo and Maxie’s, Inc. currently operates two Angelo and Maxie’s Steakhouses in the continental United States.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.